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Exhibit 99.1

IMAGENETIX ANNOUNCES INITIAL CLOSING OF PRIVATE PLACEMENT

        SAN DIEGO, CALIFORNIA—January 19, 2005—Imagenetix, Inc. announced today that it has completed its previously announced private placement of units, each unit consisting of 50,000 shares of its common stock for a purchase price of $60,000. The Company sold an aggregate 1,672,500 shares of its common stock at $1.20 per share for gross proceeds of $2,007,000. A placement agent assisted the Company with the private placement under the terms of an agency agreement between the Company and the placement agent.

        The private placement was made exclusively to accredited investors in a private transaction under Regulation D exempt from registration requirements of the Securities Act of 1933, as amended. The private placement was explained in greater detail in the Company's current Report on Form 8-K previously filed with the Securities and Exchange Commission.

        This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of the securities in any jurisdiction in which such offering would be unlawful.

        Except for historical information contained herein, the matters discussed in this press release are forward-looking statements that involve known and unknown risks and uncertainties. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition to the factors set forth above, other important factors that could cause actual results in future periods to differ materially from those results projected in such forward looking statements include, but are not limited to, risks associated with new technology development, government regulations and access to required financing and working capital. Those and other risks that could cause actual results in future periods to differ materially from those results forecasted in the forward-looking statements are more fully described in the Company's SEC filings. Copies of these filings may be obtained by contacting the Company or the U.S. Securities & Exchange Commission via its web site at www.sec.gov. The Company undertakes no obligation to update any of the forward-looking statements contained in its press releases.

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IMAGENETIX ANNOUNCES INITIAL CLOSING OF PRIVATE PLACEMENT